EXHIBIT 10.8

IMMUCOR, INC.
2003 STOCK OPTION PLAN
As Amended

    1.        Purpose. This 2003 STOCK OPTION PLAN (the “Plan”) has been established by Immucor, Inc., a Georgia corporation (the “Company”), to secure for the Company and its shareholders the benefits arising from capital stock ownership by those who will contribute to its future growth and continued success. The Plan will provide a means whereby such persons may purchase shares of the common stock, $0.10 par value, of the Company (“Common Stock”) pursuant to options.

    2.       Administration.

             (a)        The authority to manage and control the operation and administration of the Plan shall be vested in a committee (the “Committee”) of at least three (3) members of the Board of Directors to be appointed at the pleasure of the Board of Directors of the Company.

             (b)        The Committee shall be subject in all respects to the supervisory prerogative of the Board of Directors of the Company. To the extent permitted by applicable law, the powers of the Committee may be exercised by the Board of Directors, in which case the references to the Committee shall be construed to apply equally to the Board of Directors.

             (c)        The Committee shall have the power to interpret and apply the Plan and to make regulations for carrying out its purpose. Any interpretation of the Plan by the Committee and any decision made by the Committee on any other matter relating to the Plan shall be final and binding on all persons.

             (d)        No member of the Committee shall be liable for any action or determination made in good faith and permitted by the terms of the Plan.

    3.        Participation. Subject to the terms of the Plan, the Committee shall determine and designate, from time to time, employees and directors of the Company or any of its subsidiaries to whom options are to be granted (the “Participants”), the number of shares of Common Stock that shall be subject to options granted to each Participant, the terms and conditions of each option, and the voting and transfer restrictions, if any, to which the shares of Common Stock obtainable upon exercise of each option shall be subject.

    4.        Shares Subject to the Plan. The shares of stock that may be subject to options under the Plan shall be shares of Common Stock, and may consist of either unissued shares or shares held in the treasury of the Company. The aggregate number of shares of Common Stock for which options may be granted under the Plan shall not exceed Four Hundred Thousand Shares (400,000) shares, subject to such adjustments as may take place in accordance with Section 12. If, as to any number of shares, any option granted pursuant to the Plan expires or terminates while the Plan remains in effect, such number of shares shall again be available for grant under the Plan.

    5.        Option Price. The price at which a share of Common Stock may be purchased pursuant to the exercise of an option under the Plan, shall be fixed by the Committee on the date the option is granted.

    6.        Option Expiration Date. The “Expiration Date” with respect to an option granted to a Participant under the Plan means the date established by the Committee as the date after which the option is not exercisable.

    7.        Exercise of Option.

             (a)        Each option shall be exercisable at such time or times as shall be established hereunder. The Committee may, in its discretion, accelerate the exercisability of any one or more options at any time and for any reason. A Participant may exercise an option by giving written notice (the “Exercise Notice”) thereof prior to the option’s Expiration Date to the Secretary of the Company at the Company’s corporate headquarters.

             (b)        The full purchase price of the shares purchased pursuant to the exercise of an option shall be paid in cash or check or by tender of stock certificates in proper form for transfer to the Company representing shares of Common Stock valued at the last sales price of the Common Stock on the preceding business day as reported on the National Association of Securities Dealers Automated Quotation System (NASDAQ) National Market System, or any successor system, or by any combination of the foregoing, contemporaneously with the giving of the Exercise Notice. The Committee also may accept in payment of all or part of the purchase price a promissory note of the Participant, except to the extent prohibited by law. In addition to payment of the full price, the Participant shall pay to the Company at the time of exercise, or shall otherwise make arrangements satisfactory to the Committee regarding payment of, any additional amount that the Committee deems necessary to satisfy the Company’s liability to withhold federal, state or local income or other taxes incurred by reason of exercise of the option.

    8.        Termination of Employment. The Committee may specify, with respect to the options granted to any particular Optionee who is an employee of the Company, the effect upon such Optionee’s right to exercise an option of the termination of such Optionee’s employment under various circumstances, which effect may include immediate or deferred termination of such Optionee’s rights under an option, or acceleration of the date at which an option may be exercised in full.

    9.        Compliance With Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock under the Plan unless such issuance is in compliance with all applicable laws and any applicable requirements of any securities exchange on which the Common Stock is traded. Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement from the recipient as evidence of such compliance, including, in some cases, an acknowledgment by the recipient that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.

    10.        Transferability and Restrictions Upon Transfer and Voting. Other than as provided in an Option Agreement (as defined under Section 13 below) in a form approved by the Committee, options under the Plan are not transferable except by will or under the laws of descent and distribution, and options may be exercised during the lifetime of the Participant only by the Participant. Shares of Common Stock received upon exercise of options granted under the Plan may be subject to such voting and transfer restrictions as the Committee in its sole discretion shall establish at the time such options are granted. If the transfer or voting of shares obtained upon exercise of an option is restricted, certificates representing such shares may bear a legend referring to such restrictions.

    11.        Employment and Shareholder Status. This Plan, any document describing this Plan, the grant of any option hereunder, and any agreement evidencing the grant of such option shall not be construed to give any Participant or any other person a right to employment or continued employment by the Company or affect the right of the Company to terminate the employment of any such person with or without cause. The grant of an option under the Plan shall not confer upon the holder thereof any right as a shareholder of the Company. No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a shareholder of record with respect to any shares of Common Stock issuable upon exercise of such option until such option is exercised and certificates representing such shares have been issued and delivered.

    12.        Adjustments and Ownership Changes.

             (a)        In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split, or similar corporate change involving the Common Stock, the aggregate number and kind of shares subject to options outstanding or to be granted under the Plan shall be proportionately adjusted or modified, and the terms of any outstanding option shall be adjusted or modified accordingly.

             (b)        Unless otherwise provided in the Option Agreement (as defined in Section 13 hereof), in the event of any merger, consolidation, reorganization, division or other corporate transaction in which the Common Stock is converted into another security or into the right to receive securities or property of the Company or of any other entity (an “Ownership Change”), the Company shall have the right, at its discretion, to provide for the assumption or substitution of comparable stock options in place of the options theretofore granted hereunder.

             (c)        Unless otherwise provided in the Option Agreement (as defined in Section 13 hereof), in the event such an Ownership Change takes place and provision is not made for such assumption or substitution, or in the event that the Company sells all or substantially all of its assets, or engages in a liquidation of all or substantially all of its assets (a “Termination Event”), the Committee may, in its discretion, accelerate the exercisability of any one or more options in accordance with Section 7. It is the policy of the Company that the decision whether to accelerate the exercisability of outstanding options take into account such factors as the profitability of the transaction giving rise to the Termination Event to the shareholders of the Company, the likelihood that the business of the Company will substantially continue under the same, different or changed ownership following such transaction, the tenure and performance of individual Participants, the possibility that some or all of the Participants receive or are invited to participate in benefits or benefit plans if they continue as employees of the successor to the Company’s business or other consideration in connection with such transaction, and any other factors that may be appropriate within the scope of their business judgment. Whether or not such acceleration occurs, all outstanding exercisable and non-exercisable options shall be canceled to the extent they remain unexercised at the time such transaction is consummated.

             (d)        In no event shall any fraction of a share of stock be issued upon the exercise of an option.

    13.        Agreement With Company. At the time of a grant of an option, the Committee shall require a Participant to enter into a written agreement with the Company in a form specified by the Committee (the “Option Agreement”). The Option Agreement shall reflect the Participant’s agreement to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. No option purported to be granted pursuant to the Plan shall be valid or binding on the Company unless evidenced by an Option Agreement approved by the Committee.

    14.        Amendment and Termination of Plan. The Board of Directors of the Company may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan (other than in connection with such actions as are expressly authorized in the Plan) shall adversely affect or impair any option previously granted under the Plan without the consent of the holder thereof.

IMMUCOR, INC.
OPTION AGREEMENT –2003 PLAN
(Employees)

        THIS OPTION AGREEMENT (this “Agreement”), dated as of «GrantDate», is by and between IMMUCOR, INC., a Georgia corporation (the “Company”), and «Name» (the “Optionee”).

        WHEREAS, the Board of Directors of the Company has determined that the Optionee is to be granted under the Company’s 2003 Stock Option Plan (the “Plan”), on the terms and conditions set forth herein, an option (the “Option”) to purchase a specified number of shares of the common stock, par value $0.10 per share, of the Company (the “Common Stock”).

        NOW, THEREFORE, the Company and the Optionee hereby agree as follows:

    1.        Grant of Option:   Number of Shares and Option Price. The Option is for up to «Total_Shares» shares of Common Stock (the “Option Shares”) at a price of $«Price» per share (the “Option Price”). The Option is granted pursuant to the Plan and is subject to the terms and conditions thereof, which are incorporated herein by this reference. To the extent any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall govern. The Optionee hereby acknowledges receipt of, or access to, a copy of the Plan.

    2.        Period of Option and Conditions of Exercise.

    (a)        The Option was granted on the date of this Agreement (the “Option Date”). The Option shall expire on «ExpDate» (the “Expiration Date”). Upon the Expiration Date, the Optionee shall no longer be entitled to exercise the Option.

    (b)        The Option may be exercised with respect to the number of Option Shares, at the times and under the conditions, if any, set forth on Exhibit A hereto (subject to the provisions of Sections 4 and 5 of this Agreement). Once the Option is exercisable with respect to a number of Option Shares, the Optionee may exercise the Option at any time from time to time with respect to all or part of those Option Shares (except as provided in Section 4). If requested by the Company, the Optionee shall deliver this Agreement to the Secretary of the Company at the time of exercise of the Option so that a notation may be made in this Agreement as to such exercise. After such notation has been made, this Agreement shall then be returned to the Optionee.

    (c)        To exercise the Option, the Optionee must deliver to the Secretary of the Company at its corporate headquarters the Notice of Exercise attached as Exhibit B to this Agreement together with payment of the aggregate exercise price in the manner permitted by the Plan.

    (d)        The Optionee shall not be deemed to be a holder of any Option Shares following the exercise of the Option until the full exercise price for such shares has been paid and a stock certificate has been issued and delivered for such shares.

    3.        Adjustment in Number of Shares. The number of Option Shares shall be subject to adjustment for stock dividends, stock splits, or similar corporate change involving the Common Stock to the extent set forth in Section 12 of the Plan.

    4.        Termination of Employment. In the event the Optionee’s employment with the Company or any of its subsidiaries terminates for any reason, all of Optionee’s rights and privileges shall terminate immediately with respect to the unvested portion of the Option (that portion of this Option that immediately prior to such termination was not exercisable), and such portion of the Option shall not thereafter become exercisable. In addition, the Optionee’s right to exercise the vested portion of the Option (that portion of the option that was exercisable immediately prior to the termination of the Optionee’s employment with the Company or any of its subsidiaries) shall be adjusted as follows:

    (a)        In the event of the termination of the Optionee’s employment with the Company or any of its subsidiaries, other than a termination that is either (i) for Cause, (ii) voluntary on the part of the Optionee and without written consent of the Company, or (iii) for reasons of death or disability, the Optionee may exercise this Option at any time before the earlier of the expiration date of this Option or within three months after such termination to the extent the Option had vested (the number of shares as to which the Option was exercisable hereunder at the date of such termination).

    (b)        In the event of a termination of the Optionee’s employment with the Company or any of its subsidiaries that is either (i) for Cause or (ii) voluntary on the part of the Optionee and without written consent of the Company, this Option (both the vested and unvested portions), to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable. For purposes of the Agreement, “Cause” shall mean destruction of property of the Company or a subsidiary, refusal or continuing inability to perform reasonably assigned duties, disregard of Company rules or policies, conduct evidencing willful or reckless disregard of the interests of the Company, or the breach of a material provision of this Agreement. Such determination shall be made by the Committee and shall be final and binding on all parties hereto.

    (c)        In the event of termination of employment with the Company or any of its subsidiaries because of the Optionee’s mental or physical disability determined by a medical doctor satisfactory to the Company, the Optionee (or his or her personal representative) may exercise this Option, within a period ending on the earlier of (a) the last day of the one year period following the Optionee’s termination or (b) the expiration date of this Option, to the extent the Option had vested (the number of shares as to which the Option was exercisable hereunder at the date of such termination).

    (d)        In the event of a termination of employment with the Company or any of its subsidiaries because of the Optionee’s death, the Optionee’s administrators, executors or personal representatives, may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one year period following the Optionee’s death or (b) the expiration date of this Option, to the extent the Option had vested (the number of shares as to which the Option was exercisable hereunder at the date of such termination).

    5.        Ownership Change. In the event of any merger, consolidation, reorganization, division or other corporate transaction in which the common stock of the Company is converted into another security or into the right to receive securities or property of the Company or of any other entity (an “Ownership Change”), the Company shall provide for the assumption or substitution of comparable stock options in place of the Option.

    6.        Option Not Transferable. Except as provided below, the Option is not transferable other than by will or under the laws of descent and distribution, and during the lifetime of the Optionee the Option may be exercised only by the Optionee. In the case of non-Incentive Stock Options, options may be transferred pursuant to a Qualified Domestic Relations Order. In addition, in connection with the Participant’s estate plan, a Non-Incentive Stock Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a partnership, trust, limited liability company, or other entity established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the Option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. For purposes of this Agreement, “Qualified Domestic Relations Order” has the meaning set forth in the United States Internal Revenue Code of 1986 or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under such Code or such Act.

    7.        Investment Representations.

    (a)        The Optionee acknowledges that, unless and until the Company notifies the Optionee otherwise, the Option and the Option Shares obtainable upon exercise of the Option have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under applicable state securities laws.

    (b)        The Optionee acknowledges that, prior to the issuance of the Option Shares, the Company may delay the delivery of certificates for the Option Shares for such time as the Company deems necessary or desirable to enable the Company to comply with (i) the requirements of the Securities Act or the Securities Exchange Act or 1934, as amended, or any rules or regulations of the Securities and Exchange Commission or any stock exchange promulgated thereunder; or (ii) the requirements of applicable state laws relating to authorization, issuance or sale of such securities. The Optionee shall provide such information as the Company deems necessary or desirable to secure such compliance.

    8.        Legends. The share certificates evidencing the Option Shares may contain such legends as may be required in keeping with applicable state corporation and securities laws.

    9.        Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when delivered by personal delivery, by facsimile transmission or by mail, to the following address:

To Optionee:	At the address shown under the Optionee's signature below.

To the Company:	Immucor, Inc.
3130 Gateway Drive
PO Box 5625
Norcross, Georgia 30091-5625
FAX: (404) 242-8930
Attention: Chief Financial Officer

or at such other address or facsimile number as the parties hereto shall have last designated by notice to the other party. Any notice given by personal delivery or mail shall be deemed to have been delivered on the date of receipt of such delivery at such address; and any notice given by facsimile transmission shall be deemed to have been delivered on the date of transmission if received during business hours on a business day, or the next business day after transmission if received after business hours on a business day or at any time on a on-business day.

    10.        Failure to Enforce Not a Waiver. The failure of the Company or the Optionee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provisions or of any other provision hereof.

    11.        Amendments. This Agreement may be amended or modified only by an instrument in writing signed by the Optionee and an authorized representative of the Company. Except as provided in Section 14, no third party shall be entitled to claim the benefit of or enforce this Agreement.

    12.        Governing Law. This Agreement has been entered into, and shall be governed by and construed according to the laws of the State of Georgia, without regard to the conflicts of law rules thereof.

    13.        Regulatory Approvals. The exercise of this Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other tax liabilities, or the listing, registration, or qualification of any shares of Common Stock upon any securities exchange or quotation system or under any federal or state law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise, then in any such event such exercise shall not be effective unless such liabilities have been satisfied or such listing, registration, qualification, consent, or approval shall have been effected or obtained.

    14.        Successors and Assigns. This Agreement shall inure to the benefit of, and be binding on, the successors and assigns of the Company, and such persons as may be permitted to succeed to the rights of the Optionee hereunder with respect to the Option and the Option Shares. The parties shall take such steps as reasonably may be necessary, including but not limited to the execution and delivery of an agreement or replace this Agreement, to give effect to the provisions of this Section 14 in a way that the relative benefits and obligations of the parties (and their successors and assigns) under this Agreement are preserved as closely as possible.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

IMMUCOR, INC.

By: __________________________________________
Gioacchino De Chirico, President & CEO

______________________________________________
(Optionee Signature)

Name: _____________________________________
Address: _____________________________________
_____________________________________
_____________________________________

EXHIBIT A

To Option Agreement Dated As of «GrantDate»

Number of Option Shares and
Terms and Conditions of Exercise:

«Total_Shares» shares may be purchased pursuant to an exercise of the Option, with a percentage of that total purchasable on the following vesting schedule, provided the Optionee is still employed by Immucor, Inc. or a subsidiary on a full-time basis on such date:

50% of the total granted exercisable after «DateYr2».

25% of the total granted exercisable after «DateYr3».

25% of the total granted exercisable after «DateYr4».

Notwithstanding the foregoing schedule, all options shall be immediately exercisable on an accelerated basis in the event of a Termination Event as defined in Section 12 of the 2003 Plan, or a Change of Control. For purposes of this Agreement, “Change of Control” shall mean: (1) the consummation of the acquisition of 51% or more of the voting power or value of the outstanding stock of the Company pursuant to a tender offer validly made under any federal or state law (other than a tender offer by the Company or one approved in advance by the Board of Directors); (2) the consummation of a merger, consolidation or other reorganization of the Company (other than a re-incorporation of the Company or any merger, consolidation or other reorganization approved in advance by the Board of Directors), if after giving effect to such merger, consolidation or other reorganization of the Company, the stockholders of the Company immediately prior to such merger, consolidation or other reorganization do not represent a majority in interest of the holders of voting securities (on a fully diluted basis) with the ordinary voting power to elect directors of the surviving or resulting entity after such merger, consolidation or other reorganization; or (3) a change in the composition of a majority of the Company’s Board of Directors, other than such a change attributable to the election of any director recommended to the shareholders by a majority of the Board of Directors and other than changes attributable from the resignation of any director.

EXHIBIT B
NOTICE OF EXERCISE OF STOCK OPTIONS – 2003 PLAN

To Immucor, Inc.

        I hereby elect to purchase _________________________ shares of common stock, par value $0.10 per share (“Common Stock”), of Immucor, Inc. (the “Company”) in accordance with the option (“Option”) granted to me on «GrantDate», under the Option Agreement between the Company and me, dated as of that date (the “Option Agreement”). Enclosed is payment in full of the exercise price for such shares, calculated in accordance with the terms of the Company’s 2003 Stock Option Plan, consisting of a check in the amount of $___________.

        I hereby represent and warrant that my exercise of the Option is in compliance with the terms and conditions set forth in the Option Agreement. I further acknowledge and agree that the shares so purchased shall remain subject to the applicable terms and conditions set forth in the Option Agreement.

Date:_________________________________________      ____________________________________________